EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Pre-Effective Amendment No. 3 to Form S-2 Registration Statement on Form S-1 of Imaging Technologies Corporation of our report dated October 10, 2001 for the year ended June 30, 2001 and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Boros & Farrington APC

BOROS & FARRINGTON APC
San Diego, California
May 2, 2002